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                                    FORM T-1


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              SEC File # 22-
                              --------------------
- -------------------------------------------------------------------------------

              Statement of Eligibility and Qualification Under the
           Trust Indenture Act of 1939, as Amended, of a Corporation
                          Designated to Act as Trustee

                              -------------------

                               FIRST VALLEY BANK
                        (An Affiliate of Summit Bancorp)
              (Exact Name of Trustee as Specified in Its Charter)

Pennsylvania                                     24-0525884
(State of Incorporation                          (I.R.S. Employer
if not a National Bank)                          Identification No.)

100 Brodhead Rd.
Newpointe Office Center
Bethlehem, Pennsylvania                          18017
(610)-865-8459
(Address of Principal Executive Offices)         (Zip Code)

                               ------------------

                    EQUIPMENT LEASING CORPORATION OF AMERICA
              (Exact Name of Obligor as Specified in Its Charter)

Delaware                                         23-2408914
(State of Other Jurisdiction of                  (I.R.S. Employer
Incorporation or Organization)                   Identification No.)

Suite 76, 501 Silverside Road
Wilmington, Delaware                             19809
(Address of Principal Executive Officer)         (Zip Code)

                              -------------------

                       DEMAND AND FIXED RATE CERTIFICATES

                      (Title of the Indenture Securities)

                              -------------------
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1.  GENERAL INFORMATION. Furnish the following information as to the trustee---

    (a) Name and address of each examining or supervising authority to which it is subject.

                     FEDERAL DEPOSIT INSURANCE CORPORATION
                                452 Fifth Avenue
                              New York, NY  10018

                       PENNSYLVANIA DEPARTMENT OF BANKING
                               333 Market Street
                                   16th Floor
                           Harrisburg, PA  17101-2290

    (b)  Whether it is authorized to exercise corporate trust powers.
         Yes.

2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.
    No such affiliation exists.

3. VOTING SECURITIES OF THE TRUSTEE. Furnish the following information as to each class of voting securities of the trustee:

                             ---------------------
                              As of March 15, 1996
              Col. A                         Col. B
              Title of Class             Amount Outstanding
              --------------             ------------------

              Common Stock               All Held by Summit Bancorp
                             ---------------------

4. TRUSTEESHIPS UNDER OTHER INDENTURES. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

    (a)  Title of the securities outstanding under each such other indenture.
         None

    (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities used under such other indenture.
         Not Applicable

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor, identify each such person having any such connection and state the nature of each such connection.
    None.

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6.  VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.
    Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                              As of March 15, 1996

    Col. A         Col. B         Col. C            Col. D
    Name of        Title          Amount Owned      Percentage of Voting
    Owner          of Class       Beneficially      Securities Represented
                                                    by Amount Given in Col. C
    -------        --------       ------------      -------------------------
    None

7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

                              As of March 15, 1996

    Col. A         Col. B         Col. C            Col. D
    Name of        Title          Amount Owned      Percentage of Voting
    Owner          of Class       Beneficially      Securities Represented
                                                    by Amount Given in Col. C
    -------        --------       ------------      -------------------------
    None

8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                              As of March 15, 1996

    Col. A     Col. B            Col. C                      Col. D
    Title of   Whether the       Amount Owned                Percent of
    Class      Securities        Beneficially or Held        Class Represented
               are Voting        as Collateral Security      by Amount Given
               or Nonvoting      for Obligations             in Col. C
               Securities        in Default
    --------   ------------      ----------------------      -----------------

    None

9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE. If the trustee owns beneficially, or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which as so owned or held by the trustee.

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                              As of March 15, 1996

    Col. A       Col. B         Col. C                       Col. D
    Title of     Amount         Amount Owned Beneficially    Percent of
    Issuer and   Outstanding    or Held as Collateral        Class Represented
    Title of                    Security for Obligations     by Amount Given
    Class                       in Default by Trustee        in Col. C
    ----------   -----------    -------------------------    -----------------

    None

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                              As of March 15, 1996

    Col. A       Col. B         Col. C                       Col. D
    Title of     Amount         Amount Owned Beneficially    Percent of
    Issuer and   Outstanding    or Held as Collateral        Class Represented
    Title of                    Security for Obligations     by Amount Given
    Class                       in Default by Trustee        in Col. C
    ----------   -----------    -------------------------    -----------------

    None

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50% OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns, 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                              As of March 15, 1996

    Col. A       Col. B         Col. C                       Col. D
    Title of     Amount         Amount Owned Beneficially    Percent of
    Issuer and   Outstanding    or Held as Collateral        Class Represented
    Title of                    Security for Obligations     by Amount Given
    Class                       in Default by Trustee        in Col. C
    ----------   -----------    -------------------------    -----------------

    None

12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE. If the obligor is indebted to the trustee, furnish the following information.

    Col. A.             Col. B              Col. C.
    Nature of           Amount              Date
    Indebtedness        Outstanding         Due
    ------------        -----------         -------

    None
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13. DEFAULTS BY THE OBLIGOR

    a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.
                       None

    b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identity the indenture or series affected, and explain the nature of any such default.
                       None.

14. AFFILIATIONS WITH THE UNDERWRITERS. If any underwriter is an affiliate of the trustee, describe each such affiliation.
                       None

15. FOREIGN TRUSTEE. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

    Inapplicable

16. LIST OF EXHIBITS. List below all exhibits filed as a part of this statement of eligibility and qualification. Exhibits identified in parenthesis, on file with the Commission, are incorporated herein by reference as exhibits hereto.

    1. Articles of Association and By-laws of First Valley Bank. Filed as
       Exhibit 12(1) to Form T-1, Registration #22-19569, Filed July 10, 1989.

    2. Certificate of Incorporation of First Valley Bank. (Filed as Exhibit 12(2) to Form T-1, Registration #22-19569, Filed July 10, 1989).

    3. Authorization of the trustee to exercise corporate trust powers. (Filed as Exhibit 12(3) to Form T-1, Registration #22-19569, Filed July 10,
       1989).

    4. By-Laws of Trustee. Filed as Exhibit 12(4) to Form T-1, Registration #22-19569, Filed July 10, 1989.

    5. There are no indentures referred to in Item 4.

    6. Consents of the Trustee under Section 321(b) of the Trust Indenture Act.

"P" 7. A copy of the latest report of condition of First Valley Bank as of December 31, 1995, published pursuant to law or the requirements of its supervising or examining authority. (Attached hereto).

    8. Inapplicable

    9. Inapplicable
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                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as Amended, the trustee, First Valley Bank, a state banking association organized under the Laws of the Commonwealth of Pennsylvania, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Bethlehem, State of Pennsylvania, on the 12th day of April, 1996.
                                            FIRST VALLEY BANK



                                                /s/  Richard D. Rein
                                            By:------------------------
                                                Richard D. Rein
                                                Senior Vice President

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Securities and Exchange Commission

Washington, D.C. 20549

         RE:  First Valley Bank, Trustee (An Affiliate of Summit Bancorp)

         Equipment Leasing Corporation of America

         Trust Indenture under SEC File No. 333-

         ________________________________________________________________


Gentlemen:

    Pursuant to Section 321 (b) of the Trust Indenture Act of 1939, as Amended, we consent that reports of examinations by Federal, State, Territorial of District authorities may be furnished by such authorities to the Commission upon request therefor.

                                            FIRST VALLEY BANK



Dated: April 12, 1996                           /s/  Richard D. Rein
                                            By:---------------------------
                                                Richard D. Rein

                                            Title: Senior Vice President